CERTIFICATE OF AMENDMENT
OF
DECLARATION OF TRUST
OF
NEW FRONTIERS FUND

The undersigned, JOHN W. BELASH, ROBERTA A. CONROY and THOMAS E. TERRY, certify that they constitute all of the members of the Board of Trustees of New Frontiers Fund, a Massachusetts Business Trust, and further that:

(1)	That Article I, Section 1.1 of the Declaration of Trust has been amended to read as follows:

“Section 1.1 – Name

The name of the trust created hereby
is “The New Economy Fund.”

(2)	The Amendment was unanimously approved by the Board of Trustees.

IN WITNESS WEREOF, the undersigned have executed this instrument this 14th day of June, 1983.

/s/Roberta A. Conroy
Roberta A. Conroy, as Trustee and not
individually

/s/Thomas E. Terry
Thomas E. Terry, as Trustee and not
individually

Address:        333 So. Hope Street
50th Floor
Los Angeles, CA 90071

STATE OF CALIFORNIA        )
SS.
COUNTY OF LOS ANGELES           )

Before me, Julie F. Brenner, a Notary Public in and for the County of Los Angeles, State of California, personally appeared this day Roberta A. Conroy and Thomas E. Terry, to me known and known to me to the same persons whose names are signed to the foregoing instrument, and who acknowledged to me that they executed the same at their free and voluntary act and deed.

WITNESS, my hand and Notarial seal this 14th day of June, 1983.
{Notary Stamp}	/s/Julie F. Brenner
Notary Public in and for said County and State

IN WITNESS WHEREOF, the undersigned has executed this instrument on this 15th day of June, 1983.

/s/John W. Belash
John W. Belash, as Trustee and
 not individually

Address:       One Federal Street
Boston, MA 02110

COMMONWEALTH OF MASSACHUSETTS      )
SS.
COUNTY OF SUFFOLK                                         )

Before me, /s/Judith B. Bonaffini, a Notary Public in and for the County of Suffolk, State of Massachusetts, personally appeared this day John W. Belash, to me known and known to me to be the same person whose name is signed to the foregoing instrument, and who acknowledged to me that he executed the same at his free and voluntary act and deed.

WITNESS, my hand and Notarial seal this 15th day of June, 1983.

/s/Judith B. Bonnaffini
Notary Public in and for said
County and State

{Notary Stamp}
ACTION OF BOARD OF TRUSTEES OF
NEW FRONTIERS FUND
TAKEN WITHOUT A MEETING
BY WRITTEN CONSENT OF ALL TRUSTEES

The undersigned, all of the members of the Board of Trustees of New Frontiers Fund, a Massachusetts Business Trust, by their signatures hereto or in counterpart, hereby consent to the following action of said Board on this 14th day of June, 1983:

RESOLVED, that Article I of Section
1.1	of the Declaration of Trust be
amended to read as follows:

“Section 1.1 – Name

The name of the trust created
hereby is “The New Economy
Fund.”

/s/John W. Belash	/s/Thomas E. Terry
JOHN W. BELASH	THOMAS E. TERRY

/s/Roberta A. Conroy
ROBERTA A. CONROY

THE NEW ECONOMY FUND

Establishment and Designation of Additional Class
of Shares of Beneficial Interest Without Par Value
(the “Instrument”)

The undersigned, being a majority of the Trustees of The New Economy Fund, a Massachusetts business trust (the “Trust”), acting pursuant to Section 6.1 of the Trust’s Declaration of Trust dated May 17, 1983, as amended and restated on June 14, 1983 and October 3, 1983 (the “Declaration of Trust”), hereby further divide and classify the authorized and unissued shares of beneficial interest (together with the shares of beneficial interest without par value, now outstanding, the “Shares”) into the one additional class of Shares designated below in paragraph 1 (each such class, including the fourteen Share classes previously designated by instruments signed by a majority of the Trustees, is referred to as a “Class” and, collectively, the “Classes”).  In addition, the Trustees of the Trust hereby amend the name of the previously designated Class F Shares and Class 529-F Shares to be Class F-1 Shares and Class 529-F-1 Shares, respectively, and all references in the Declaration of Trust to Class F Shares or Class 529-F Shares shall henceforth be reference to Class F-1 Shares or Class 529-F-1 Shares, respectively.  Each Class (including all currently issued and outstanding shares previously designated as Class A Shares, Class B Shares, Class C Shares, Class F-1 Shares, Class R-1 Shares, Class R-2 Shares, Class R-3 Shares, Class R-4 Shares, Class R-5 Shares, Class 529-A Shares, Class 529-B Shares, Class 529-C Shares, Class 529-E Shares and Class 529-F-1 Shares) shall be unlimited in number and have the special and relative rights specified in this Instrument:

1.           The additional Class shall be designated as Class F-2.

2.           Each Share of each Class of the Trust shall represent a pro rata beneficial interest in the assets attributable to its Class, and shall be entitled to receive its pro rata share of net assets attributable to that Class of Shares of the Trust upon liquidation of the Trust, all as provided in or not inconsistent with the Declaration of Trust.  Unless otherwise provided in this Instrument, each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

3.           Upon the effective date of this Instrument:

a.
Each Share of each Class of the Trust shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters which those Shares (or Class of Shares) shall be entitled to vote.  Shareholders of the Trust shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940 (the “Investment Company Act”), and the rules thereunder, in which case only the Shareholders of that Class or those Classes shall be entitled to vote thereon;

b.
Each Class of Shares of the Trust may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Trustees of the Trust in accordance with the Investment Company Act and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the Shares;

c.
Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Trust may, pursuant to a Plan adopted by the Trustees to conform with Rule 18f-3 under the Investment Company Act, or a similar rule, provision, interpretation or order under the Investment Company Act, be charged to and borne solely by that Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes; and

d.
Subject to provisions of the Declaration of Trust pertaining to exchange rights of Class B, Class C and Class 529-B Shares, each Class of Shares of the Trust may have such different exchange rights as the Trustees shall determine in compliance with the Investment Company Act.

4.           The Trustees (including any successor Trustees) of the Trust shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any Class, provided that no change shall adversely affect the rights of Shareholders of such Class.

Except as otherwise provided in this Instrument, the foregoing shall be effective as of the date set forth below.

/s/ Timothy D. Armour
Timothy D. Armour, as Trustee

/s/ Joseph C. Berenato
Joseph C. Berenato, as Trustee

/s/ Richard G. Capen, Jr.
Richard G. Capen, Jr., as Trustee

/s/ H. Frederick Christie
H. Frederick Christie, as Trustee

/s/ Gordon Crawford
Gordon Crawford, as Trustee

/s/ Mary Anne Dolan
Mary Anne Dolan, as Trustee

Dated:  May 23, 2008

/s/ John G. Freund
John G. Freund, as Trustee

/s/ R. Clark Hooper
R. Clark Hooper, as Trustee

/s/ Leonade D. Jones
Leonade D. Jones, as Trustee

/s/ William H. Kling
William H. Kling, as Trustee

/s/ Christopher E. Stone
Christopher E. Stone, as Trustee

/s/ Patricia K. Woolf
Patricia K. Woolf, as Trustee